As filed with the Securities and Exchange Commission on June 26, 2020
Registration No. 333-128016
Registration No. 333-155437
Registration No. 333-183777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4 REGISTRATION STATEMENT NO. 333-128016
FORM S-4 REGISTRATION STATEMENT NO. 333-155437
FORM S-4 REGISTRATION STATEMENT NO. 333-183777

UNDER THE SECURITIES ACT OF 1933
Hornbeck Offshore Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1375844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
103 NORTHPARK BOULEVARD, SUITE 300
COVINGTON, LA 70433
(Address of Principal Executive Offices) (Zip Code)
Todd M. Hornbeck
President, Chief Executive Officer and Chairman
Hornbeck Offshore Services, Inc.
103 Northpark Boulevard, Suite 300
Covington, Louisiana 70433
(985) 727-2000
(Name, address and telephone number, including area code, of agent for service)
With Copies to:

Samuel A. Giberga Executive Vice President and General Counsel Hornbeck Offshore Services, Inc. 103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433 (985) 727-2000	R. Clyde Parker, Jr., Esq. Winstead PC 24 Waterway Avenue, Suite 500 The Woodlands, Texas 77380 (281) 681-5900

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the following Registration Statements on Form S-4 (the “Registration Statements”) is being filed to withdraw and deregister certain shares of common stock, $0.01 par value per share (the “Shares”), of Hornbeck Offshore Services, Inc. (the “Company”):

•	Registration Statement No. 333-128016, filed with the SEC on September 1, 2005, as amended by Amendment No. 1 to Registration Statement on Form S-4, filed with the SEC on September 14, 2005;

•	Registration Statement No. 333-155437, filed with the SEC on November 18, 2008, as amended by Amendment No. 1 to Registration Statement on Form S-4, filed with the SEC on April 6, 2009; and

•	Registration Statement No. 333-183777, filed with the SEC on September 7, 2012 as amended by Amendment No. 1 to Registration Statement on Form S-4, filed with the SEC on September 21, 2012;

The Company hereby withdraws and deregisters all of the Shares that remained unissued under the Registration Statements as of the date of this filing.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana on June 26, 2020.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ Todd M. Hornbeck Todd M. Hornbeck President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ Todd M. Hornbeck (Todd M. Hornbeck)	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)	June 26, 2020
/s/ James O. Harp, Jr. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2020
/s/ Larry D. Hornbeck (Larry D. Hornbeck)	Director	June 26, 2020
/s/ Bruce W. Hunt (Bruce W. Hunt)	Director	June 26, 2020
/s/ Steven W. Krablin (Steven W. Krablin)	Director	June 26, 2020
/s/ Patricia B. Melcher (Patricia B. Melcher)	Director	June 26, 2020
/s/ Kevin O. Meyers (Kevin O. Meyers)	Director	June 26, 2020
/s/ Bernie W. Stewart (Bernie W. Stewart)	Director	June 26, 2020
/s/ Nicholas L. Swyka Jr. (Nicholas L. Swyka Jr.)	Director	June 26, 2020